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                       EXHIBIT 23 - CONSENT OF KPMG LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Alternative Resources Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-85078, 333-12693, 333-84967 and 333-84969) on Form S-8 of Alternative
Resources Corporation of our reports dated February 19, 2002, relating to the consolidated balance sheets of Alternative Resources Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, cash flows and the related financial statement schedule for each of the years in the three-year period ended December 31, 2001.


                                                       /s/ KPMG LLP

Chicago, Illinois
March 29, 2002